Exhibit 99.1

TESLA DELIVERS 11,507 VEHICLES IN Q2 OF 2015

THURSDAY, JULY 2, 2015

This was a new company record for the most cars delivered in a quarter and represents an approximate 52% increase over Q2 last year.

There may be small changes to this delivery count (usually well under 1%), as Tesla only counts a delivery if it is transferred to the end customer and all paperwork is correct.

Also, this is only one measure of our financial performance and should not be relied on as an indicator of our quarterly financial results, which depend on a variety of factors, including the cost of sales, foreign exchange movements and mix of directly leased vehicles.

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